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                                                                  EXHIBIT (6)(e)

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

                           AIG LIFE INSURANCE COMPANY

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is:

                           AIG LIFE INSURANCE COMPANY

          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Dated on July 24, 2002


                                            /s/ ELIZABETH M. TUCK
                                          --------------------------------------
                                          ELIZABETH M. TUCK
                                          SECRETARY

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/12/2002
                                                             020509651 - 2313370